UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549



                                  FORM 8-K




                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) March 29, 1996







                         NAVISTAR FINANCIAL CORPORATION
           (Exact name of Registrant as specified in its charter)




                                 Delaware
               (State or other jurisdiction of incorporation)




       1-4146-1                                     36-2472404
(Commission File Number)               (I.R.S. Employer Identification No.)




2850 West Golf Road Rolling Meadows, Illinois                      60008
  (Address of principal executive offices)                       (Zip Code)





       Registrant's telephone number including area code 847-734-4275

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                  INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other Events.


        Effective March 29, 1996, the Registrant amended and restated its existing $900 million bank revolving credit facility and its $300 million asset-backed commercial paper ("ABCP") program supported by a bank liquidity facility, extending the maturity date of each facility to March 2001. In addition, the commitment of the bank revolving credit facility was expanded to $925 million, the ABCP facility was increased to $400 million and a new pricing and fee schedule was established.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits:

            See attached Exhibit Index.




                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             NAVISTAR FINANCIAL CORPORATION
                                                      (Registrant)







Date  June 5, 1996                  By:/s/ PHYLLIS E. COCHRAN
                                           Phyllis E. Cochran
                                           Vice President & Controller

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                                EXHIBIT INDEX


Exhibit No.   Description


   4.1 Amendment No. 1 dated as of March 29, 1996 to the Loan and Security Agreement dated as of November 7, 1994 between Truck Retail Instalment Paper Corp. ("TRIP") and NFC Asset Trust (the "Trust").

   4.2 Amendment No. 1 and Consent dated as of March 29, 1996 to the Liquidity Agreement dated as of November 7, 1994 among NFC Asset Trust, certain lenders, and Chemical Bank, as Administrative Agent for the lenders.

   4.3 Amendment No. 2 dated as of March 29, 1996 to the Amended and Restated Credit Agreement dated as of November 4, 1994, as amended by Amendment No. 1 dated as of December 15, 1995 among the Registrant, certain banks, certain Co-Arranger banks, and Morgan Guaranty Trust Company of New York, as Administrative Agent.